                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            ST. FRANCIS CAPITAL CORP.

         St. Francis Capital Corp., a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "WBCL") (the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board") duly adopted the necessary resolutions to increase the number of designated shares of Series A Junior Participating Preferred Stock, par value $.01 per share, pursuant to Section 180.1002 of the Wisconsin Statutes and the authority conferred upon the Board by the Articles of Incorporation; and to effectuate the foregoing, further approved the amendment of the first sentence of Subsection B(1) of Article IV of the existing Articles of Incorporation of the Corporation, to read as follows:

         "1.      DESIGNATION  OF  SERIES:  NUMBER OF SHARES.  The series of
Preferred Stock established hereby shall be designated the "Series A Junior Participating Preferred Stock," par value $.01 per share (the "Series A Preferred Stock"), and the authorized number of shares constituting the Series A Preferred Stock shall be 240,000."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation by Unanimous Consent.

         Dated as of the 23rd day of March, 1999.



                                   By:_______________________________________
                                      William R. Hotz, Executive Vice President,
                                      Secretary and General Counsel

               This document was drafted by and is returnable to:

                             PATRICK J. MARGET, ESQ.

                          MICHAEL BEST & FRIEDRICH LLP

                            100 EAST WISCONSIN AVENUE

                                   SUITE 3300

                         MILWAUKEE, WISCONSIN 53202-4108

                                 (414) 271-6560

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            ST. FRANCIS CAPITAL CORP.

         St. Francis Capital Corp., a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "WBCL") (the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board") duly adopted the necessary resolutions to increase the number of authorized shares of Common Stock to 24,000,000 shares, $.01 par value per share, pursuant to Section 180.1002 of the Wisconsin Statutes and the authority conferred upon the Board by the Articles of Incorporation; and to effectuate the foregoing, further approved the amendment of the first sentence of Article IV of the existing Articles of Incorporation of the Corporation, to read as follows:

         ARTICLE IV. Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is thirty million (30,000,000) of which twenty-four million (24,000,000) shall be common stock, $.01 par value per share ("Common Stock") and six million (6,000,000) shall be preferred stock, $.01 par value per share ("Preferred Stock"). Shares may be issued by the Corporation from time to time as approved by its Board of Directors ("Board") and without shareholder approval. The consideration for issuance of shares shall be paid in full before their issuance and shall not be less than the par value per share. Consideration for shares shall be paid in whole or in part in money, in other property, tangible and intangible, or in labor or services performed for the Corporation. Absent fraud in the transaction, the judgment of the Board as to the value of consideration received for shares shall be conclusive. Upon payment of such consideration, the shares shall be deemed fully paid and nonassessable by the Corporation.

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on January __, 1999 and Shareholder approval of this Amendment was received on January 27, 1999 in accordance with Section 180.1003 of the Wisconsin Business Corporation Law.

         Dated as of the 10th day of February, 1999.


                                By:   __________________________________________
                                      William R. Hotz, Executive Vice President,
                                      Secretary and General Counsel

               This document was drafted by and is returnable to:

                              TERESA M. LEVY, ESQ.

                          MICHAEL BEST & FRIEDRICH LLP

                            100 EAST WISCONSIN AVENUE

                                   SUITE 3300

                         MILWAUKEE, WISCONSIN 53202-4108

                                 (414) 271-6560

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            ST. FRANCIS CAPITAL CORP.



         St. Francis Capital Corporation, a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board") duly adopted the necessary resolutions to create a new series of Preferred Stock consisting of 120,000 shares designated as Series A Junior Participating Preferred Stock, $.01 par value per share, pursuant to Section 180.0602 of the Wisconsin Business Corporation Law ("WBCL") and the authority conferred upon the Board by the Articles of Incorporation; and to effectuate the foregoing, further approved the amendment of Subsection B of Article IV of the existing Articles of Incorporation, to read as follows:


                B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time, in one or more classes or series, in any manner permitted by law pursuant to a resolution or resolutions of the Board, each class or series to be appropriately designated prior to issuance of any shares thereof. The Board is authorized to act under WBCL
         Section 180.0602 (or any successor statutory provision) to determine with respect to any class or series of shares of preferred stock the preference, limitations and relative rights, in whole or in part, before the issuance of any shares of that class or series. The Board also may create one or more series within a class and, with respect to any series, determine the number of shares, the distinguishing designation and preferences, limitation and relative rights, in whole or in part, before issuance of shares of that series.

                        1. DESIGNATION OF SERIES: NUMBER OF SHARES. There is designated a series of Preferred Stock titled as "Series A Junior Participating Preferred Stock," par value $.01 per share (the "Series A Preferred Stock"), and the authorized number of shares constituting the Series A Preferred Stock shall be 120,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then outstanding, plus the number of such shares then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

                       2.      DIVIDENDS AND DISTRIBUTIONS.

                               a. Subject to the rights of the holders of shares of any other series of Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, such dividends, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time after September 25, 1997 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                               b.     The Board shall declare, out of funds
         legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (a) of this Section immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                       3. VOTING RIGHTS. In addition to any other voting rights required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

                               a. Each share of the Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph. In the event that the Corporation shall at any time after the effective date of this amendment to the Articles of Incorporation (the "Amendment") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                               b.     Except as otherwise provided in this
         Amendment, in any other amendment establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation.

                               c.     Except as otherwise provided in this
         Amendment or by applicable law, the holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (b) of this Section for the taking of any corporate action.

                       4.      CERTAIN RESTRICTIONS.

                               a. Whenever dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                                      (1)   declare or pay dividends or make any
         other distributions on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

                                      (2)   declare or pay dividends, or make
         any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

                                      (3)   redeem, purchase or otherwise
         acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

                                      (4)   purchase or otherwise acquire for
         consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

                               b.     The Corporation shall not permit any
         subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph (a) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

                        5. REACQUIRED SHARES. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation of the Corporation, from time to time, in any other amendment establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

                        6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $1.00, and (ii) an aggregate amount, subject to adjustment as hereinafter provided in this Section, equal to 100 times the aggregate per share amount to be distributed to the holders of Common Stock, or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Amendment (a) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                        7. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Amendment declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                        8. NO REDEMPTION. The shares of the Series A Preferred Stock shall not be redeemable at any time.

                        9. RANK. Unless otherwise provided in the amendment establishing another series of Preferred Stock after the effective date of this Amendment, the Series A Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

                        10. AMENDMENTS. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

                        11. FRACTIONAL SHARES. Fractional shares of the Series A Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.


         The foregoing constitutes the text of this Amendment. None of the shares of Series A Junior Participating Preferred Stock authorized thereby has been issued as of the date hereof.

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on September 25, 1997 in accordance with Section 180.0602 of the Wisconsin Business Corporation Law. Shareholder approval of this Amendment was not required.



         Dated as of the 25th day of September, 1997.



                                    By:      ___________________________________
                                             Thomas R. Perz
                                             President/Chief Executive Officer

               This document was drafted by and is returnable to:

                             JAMES P. PETERSON, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                               MILWAUKEE, WI 53202
                                 (414) 271-6560

                            ARTICLES OF INCORPORATION

                                       OF

                         ST. FRANCIS CAPITAL CORPORATION


         The undersigned, acting as incorporator of a corporation under the Wisconsin Business Corporation Law ("WBCL"), adopts the following Articles of Incorporation for such corporation:


         Article I. Corporate Name. The name of the corporation is St. Francis Capital Corporation (the "Corporation").


         Article II.    Duration.  The duration of the Corporation is perpetual.


         Article III. Purpose. The Corporation is organized for the purpose of engaging in any lawful activity for which corporations may be organized under the laws of the State of Wisconsin.


         Article IV. Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is eighteen million (18,000,000) of which twelve million (12,000,000) shall be common stock, $.01 par value per share ("Common Stock") and six million (6,000,000) shall be preferred stock, $.01 par value per share ("Preferred Stock"). Shares may be issued by the Corporation from time to time as approved by its Board of Directors ("Board") and without shareholder approval. The consideration for issuance of shares shall be paid in full before their issuance and shall not be less than the par value per share. Consideration for shares shall be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services performed for the Corporation. Absent fraud in the transaction, the judgment of the Board as to the value of consideration received for shares shall be conclusive. Upon payment of such consideration, the shares shall be deemed fully paid and nonassessable by the Corporation.

         A description of the different classes and series of the Corporation's capital stock and a statement of the powers, designations, preferences, limitations and relative rights of shares of each class and series are as follows:

         A. Common Stock. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board pursuant hereto), exclusive voting power shall be vested in the Common Stock, holders thereof being entitled to one vote for each share of Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment in full to the holders of any class of stock having preference over the Common Stock of any sums to which they may be entitled.

         B. Preferred Stock. Shares of Preferred Stock may be issued from time to time, in one or more classes or series, in any manner permitted by law pursuant to a resolution or resolutions of the Board, each class or series to be appropriately designated prior to issuance of any shares thereof. The Board is authorized to act under WBCL Section 180.0602 (or any successor statutory provision) to determine with respect to any class or series of shares of preferred stock the preference, limitations and relative rights, in whole or in part, before the issuance of any shares of that class or series. The Board also may create one or more series within a class and, with respect to any series, determine the number of shares, the distinguishing designation and preferences, limitations and relative rights, in whole or in part, before issuance of shares of that series.

         C.     Voting Restrictions.

                1. The following definitions shall apply to this Section C of this Article IV:
                       a. An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
                       b. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934
                       (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                               (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or


                               (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or
                       (ii) sole or shared voting or
                       investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                               (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

                and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed for any purposes hereof, to beneficially own any Common Stock held under such plan. For purposes of computing the percentage beneficial ownership of Common

                Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.


                        c. The term "person" includes an individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, and/or a syndicate or any other group formed for the purpose of acquiring, holding or disposing of equity securities of the Corporation.

                        d. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.


                2.      Any provision (excepting Section C.7. of this Article
IV) in these Articles of Incorporation to the contrary notwithstanding, no person shall, for a period of 5 years from the effective date of completion of the conversion of St. Francis Bank, F.S.B. from mutual to stock form (which entity shall become a wholly-owned subsidiary of the Corporation upon completion of holding company formation), directly or indirectly acquire beneficial ownership of more than 10% of any class of equity security of the Corporation; provided that this limitation shall not apply to any purchase of shares by underwriters retained by the Corporation in connection with a public offering of stock of the Corporation or to the purchase of shares by a tax-qualified employee stock benefit plan exempt from the approval requirements of 12 C.F.R. ss.574.3(c)(1)(vi).


                 3.     Any provision (excepting Section C.7. of this Article
IV) in these Articles of Incorporation to the contrary notwithstanding, if any person acquires direct or indirect beneficial ownership of more than 10% of the then outstanding shares of Common Stock of the Corporation, whether in violation of Section C.2. or subsequent to the expiration of 5 years from completion of the conversion of St. Francis Bank, F.S.B., any shares of Common Stock beneficially owned in excess of 10% (i) shall not be counted as shares entitled to vote, (ii) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and (iii) shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the shareholders for a vote; provided that this limitation shall not apply to any purchase of shares by underwriters retained by the Corporation in connection with a public offering of stock of the Corporation or to the purchase of shares by a tax-qualified employee stock benefit plan exempt from the approval requirements of 12 C.F.R. ss.574.3(c)(1)(vi).


                 4. Any construction, application, or determination made by the Board pursuant to this Section C, in good faith and on the basis of information and assistance then reasonably available, shall be conclusive and binding upon the Corporation and its shareholders.

                 5. If any provision (or portion thereof) of this Section C is found to be invalid, prohibited or unenforceable, the remaining provisions (or portions thereof) shall remain in full force and effect, and shall be construed as if the invalid, prohibited or unenforceable provision had been stricken or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that the remaining provisions (or portions thereof) of this

Section C remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders (including shareholders owning Common Stock in excess of 10% of the total shares outstanding) notwithstanding any such finding.

                 6. The provisions of this Section C of Article IV shall not apply to an acquisition of more than 10% of the shares of Common Stock if such acquisition has been approved by a majority of disinterested directors; provided, such approval shall be effective only if obtained at a meeting where a quorum of disinterested directors is present. At a meeting where such quorum is present, the disinterested directors shall have the power to construe and apply the provisions of this Section C of Article IV and to make all determinations necessary or desirable to implement its provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, or (c) the application of any other material fact relating to the applicability or effect of this Section C of Article IV.


                 7. This Section C is in addition to, and is not intended to make inapplicable, Section 180.1150 of the WBCL (or any successor statutory provision). The Corporation expressly elects to be subject to Section 180.1150 of the WBCL as if it were an "issuing public corporation" as defined in Section 180.1130(8) of the WBCL.

         Article V. Repurchase of Shares. The Corporation may from time to time, pursuant to authorization by the Board and without shareholder action, purchase or otherwise acquire shares of any class or series of capital stock, or any bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board shall determine; subject, however, to such limitations or restrictions as may be contained in the express terms of any class or series of shares of capital stock of the Corporation outstanding at the time of the purchase or acquisition or as imposed by law or regulation.

         Article VI.    Internal Affairs.

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute, these Articles of Incorporation, or the By-laws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. Subject to the rights of holders of any class or series of Preferred Stock, and except as otherwise provided by the WBCL, special meetings of shareholders of the Corporation may be called only by the Board pursuant to a resolution adopted by a majority of the Board.

         C. The Board of the Corporation shall consist of not less than seven (7) nor more than twenty-five (25) members, as determined in the manner specified in the Corporation's By-laws, as amended from time to time. The names of the initial members of the Board are as follows:


         William F. Double            Robert V. Rice
         Rudolph T. Hoppe             John C. Schlosser
         Edward W. Mentzer            Edmund O. Templeton
         Thomas R. Perz

         D. The Board, other than those members who may be elected by the holders of any class or series of capital stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes. At the first annual meeting of shareholders following the effective date of these Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and, with respect to directors of each class, until their respective successors are elected and qualified. At each subsequent annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term to expire at the third succeeding annual meeting of shareholders and until their respective successors are elected and qualified.

         E. Directors may be removed from office only for cause and by (i) the affirmative vote of the holders of not less than 80% of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting at a duly constituted meeting of shareholders called for that purpose, or (ii) a majority of the total number of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock of the Corporation have the right, voting separately as a class, to elect one or more directors of the Corporation, only the shareholders of that class or series of Preferred Stock may participate in the vote to remove that director, and the affirmative vote of holders of not less than 80% of the issued and outstanding shares of that class or series of Preferred Stock will be required to remove that director from office for cause.


         F. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or from vacancies resulting from death, resignation, retirement, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected by the directors expires.

         G. No person shall be eligible for election, reelection, appointment or reappointment to the Board who:

                 1.     beneficially owns less than 100 shares of Common Stock;

                 2.     has been convicted of felony;

                 3. is not eligible for whatever reason to serve on the board of directors of a federally regulated thrift institution; or

                 4. is at such time adjudicated or otherwise legally declared an incapacitated person by reason of mental weakness.

         H. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

         Article VII.   Notice, Nominations and Proposals by Shareholders.

         A. Nominations for the election of directors and proposals for any business to be considered by shareholders at any annual or special meeting of shareholders may be made by the Board or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, and for such nominations or other business to be properly before the annual or special meeting, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation beneficially owned by each such nominee; (iv) a description of all arrangements or understandings between such shareholders and such nominees and any other person (naming such person) pursuant to which the nomination is to be made by the shareholders; (v) such other information as would be required to be included, or would be otherwise required to be disclosed, in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including any information that would be required to be included had the nominee been nominated by the Board of Directors; (vi) the written consent of each nominee to be named in a proxy statement as a nominee and to serve, if elected, as a director, and
(vii) as to the shareholder giving such notice (a) his or her name and address as they appear on the Corporation's books, (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (c) a representation that such shareholder is a holder of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.


         B. Each notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation beneficially owned by such shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no business shall be considered at an annual or special meeting except in strict accordance with the procedures set forth in this Article VII.


         C. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine that a nomination or proposal was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall declare to the meeting that the defective nomination or proposal shall be disregarded. This provision shall not require the holding of any adjourned or special meeting for the purpose of considering a defective nomination or proposal.

         Article VIII.  Indemnification.

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of service as a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in their capacity as a director or officer or in any other capacity while serving as such, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the WBCL, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent the amendment permits the Corporation to provide broader indemnification rights than such law permitted prior to amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, Employee Retirement Income Security Act of 1974, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify such indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the Board pursuant to the WBCL on written request by the indemnitee to the Corporation.


         B.      The right to indemnification conferred in Section A of this
Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition ("advancement of expenses"); provided, that if the WBCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity as director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking ("undertaking"), by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal ("final adjudication") that the indemnitee is not entitled to indemnification for expenses under this Section B or otherwise, together with a written affirmation by the indemnitee of his or her good faith belief that he or she has not breached or failed his or her duties to the Corporation. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. The rights to indemnifications and to advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, By-laws, agreement, vote of shareholders or directors, or otherwise.

         D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint, venture, trust or other enterprise against any expense, liability or loss, regardless of whether the Corporation would have the power to indemnify such person against such expense, liability or loss under the WBCL.

         E. The Corporation may, as authorized from time to time by a majority vote to disinterested directors, grant indemnification and advancement of expenses to any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, including, without limitation, any subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of this Article VIII permits indemnification and advancement of expenses for directors and officers of the Corporation.

         Article IX. Limitation of Liability. A director of this Corporation shall not be personally liable to the Corporation or its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for monetary damages for breach or failure to perform any duty resulting from his or her status unless the person asserting liability proves that the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Corporation or its shareholders in a matter in which the director has a material conflict of interest, (ii) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, (iii) a transaction from which the director received an improper personal benefit, or (iv) willful misconduct. If the WBCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by such law as amended.

         Any repeal or modification of the foregoing paragraph by shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.


         Article X.     Business Combinations.

         A. The Corporation elects to be subject to the provisions of WBCL Sections 180.1130 to 180.1134, relating to approval of certain business combinations and fair price provisions.

         B. Any business combination (as defined in WBCL Section 180.1130) must be approved by a majority of the disinterested directors.

         C. A majority of the disinterested directors shall have the further power to interpret all of the terms and provisions of the Article X and WBCL Sections 180.1130 to 180.1134.

         D. Nothing contained in this Article X shall be construed to relieve any "significant shareholder," as defined in WBCL Section 180.1130 (11), from any fiduciary obligations imposed by law.

         E. This Article X is in addition to and is not intended to make inapplicable Sections 180.1140-180.1145 of the WBCL or any successor sections.

         Article XI. Registered Office. The initial registered office of the Corporation is located in Milwaukee County, Wisconsin. The address of such registered office is 3545 South Kinnickinnic Avenue, Milwaukee, Wisconsin, 53207. The name of its initial registered agent at such address is John C. Schlosser.

         Article XII. Amendment of By-laws. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation. The By-laws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

         Article XIII. Amendment of Articles of Incorporation. Except as otherwise required by law, no amendment, addition, alteration, change or repeal of any provision of these Articles of Incorporation shall be made, unless first proposed by the Board of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board called expressly for such purpose, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a duly constituted meeting of shareholders called expressly for such purposes; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the shares entitled to vote thereon (after giving effect to the provisions of Article IV) voting together as a single class, shall be required to amend or repeal Articles IV, V, VI, VII, VIII, IX, X, XII, or XIII of these Articles of Incorporation.

         Article XIV.   Incorporator.


         The name and address of the incorporator is as follows:

         Name                                        Address

         W. Charles Jackson                          100 East Wisconsin Avenue
                                                     Suite 3300
                                                     Milwaukee, WI  53202

         IN WITNESS WHEREOF, these Articles of Incorporation have been executed in triplicate as of the 16th day of December 1992.



                                       ------------------------------
                                       W. Charles Jackson
                                       Incorporator